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                                                                     Exhibit 5.1


                            DAVIS, MALM & D'AGOSTINE
                           A Professional Corporation
                                One Boston Place
                           Boston, Massachusetts 02108
                                 (617) 367-2500








June 30, 1997



Senior Tour Players Development, Inc.
266 Beacon Street
Boston, MA  02116

Re:      Registration Statement on Form S-3
         ----------------------------------


Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about July 1, 1997, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 767,836 shares of your Common Stock (the "Shares') to be potentially resold by certain of your stockholders (the "Selling Stockholders"). As your legal counsel, we have examined the proceedings taken by the Company in connection with original issuance of the Shares to the Selling Stockholders and the potential resale of the Shares in the manner set forth in the Prospectus included in the Registration Statement (the "Prospectus").

        It is our opinion that the Shares, when resold in the manner described in the Prospectus, will be duly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part hereof, and any amendments thereto.




                                     Very truly yours,

                                     DAVIS, MALM & D'AGOSTINE, P.C.


                                     By: /s/ John D. Chambliss
                                         -------------------------------------
                                         John D. Chambliss,
                                         Managing Director